UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 East 1st Avenue Scottsdale, Arizona		85251-4304
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Par Value	VVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2024, the Board of Directors of Viad Corp (the “Company”) appointed Derek P. Linde as Chief Operating Officer of the Company and President of GES, with such appointment to be effective June 3, 2024. In connection with Mr. Linde’s appointment as President of GES, Mr. Moster stepped down from that role.

Mr. Linde, 49, has served as Chief Operating Officer of the Company since March 2022 and served as General Counsel and Corporate Secretary from April 2018 to October 2023. Prior to joining the Company, Mr. Linde served as Deputy General Counsel & Assistant Secretary at Illinois Tool Works Inc., a diversified manufacturer of specialized industrial equipment, from 2014 to 2018. He holds a J.D. from the Vanderbilt University School of Law and a B.A. from the University of Missouri-Columbia.

Mr. Linde has no family relationships with any director, executive officer, or other person the Company has nominated or chosen to become a director or executive officer. There are no arrangements or understandings between Mr. Linde and any other person pursuant to which the Board appointed Mr. Linde as an executive officer. Additionally, there are no transactions involving Mr. Linde that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Linde’s appointment as President of GES, the Company and Mr. Linde entered into a severance agreement (the “Severance Agreement”), which provides for post-employment termination payments upon (i) an involuntary termination of employment not for cause by the Company or (ii) a voluntary termination of employment by Mr. Linde for good reason, as those terms are defined in the Severance Agreement and in either case, not in connection with a change in control of the Company. In these scenarios, Mr. Linde would receive the equivalent of one year of his base salary, plus a pro-rata portion of the annual cash incentive granted under the Management Incentive Plan for the year in which the termination occurs, to the extent earned, provided that Mr. Linde timely executes a satisfactory release from all claims, waiver of rights, and covenant not to sue. Additionally, Mr. Linde continues to participate in the Company’s Executive Severance Plan (Tier I), which would apply to qualifying terminations in connection with a change in control of the Company.

The foregoing summary of the Severance Agreement is not complete and is qualified in its entirety by reference to the copy of the Severance Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K. The Company’s compensation, incentive plans, incentive plan agreements, and benefit plans are more fully described in the “Compensation Discussion and Analysis” section of the Company’s Proxy Statement for its 2024 Annual Meeting of Shareholders filed with the SEC on April 2, 2024, and are included as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing Mr. Linde’s promotion is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Severance Agreement (No Change in Control) between Viad Corp and Derek P. Linde, effective as of June 3, 2024.
99.1	Press Release dated June 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viad Corp
(Registrant)

Date: June 3, 2024	By:	/s/ Jonathan A. Massimino
Jonathan A. Massimino
	Title:	General Counsel & Corporate Secretary